EXHIBIT 99.1

Unaudited pro forma condensed combined consolidated financial information of Vanguard, as adjusted for the LRE Merger and the Eagle Rock Merger for the year ended December 31, 2015

On October 5, 2015, Vanguard Natural Resources, LLC (“Vanguard” or the “Company”) completed the transactions contemplated by the Purchase Agreement and Plan of Merger, dated as of April 20, 2015 (the “LRE Merger Agreement”), by and among Vanguard, Lighthouse Merger Sub, LLC, Vanguard’s wholly owned subsidiary (“LRE Merger Sub”), Lime Rock Management LP (“LR Management”), Lime Rock Resources A, L.P. (“LRR A”), Lime Rock Resources B, L.P. (“LRR B”), Lime Rock Resources C, L.P. (“LRR C”), Lime Rock Resources II-A, L.P. (“LRR II-A”), Lime Rock Resources II-C, L.P. (“LRR II-C”), and, together with LRR A, LRR B, LRR C, LRR II-A and LR Management, the “GP Sellers”), LRR Energy, L.P. (“LRE”) and LRE GP, LLC (“LRE GP”), the general partner of LRE.
Pursuant to the terms of the LRE Merger Agreement, LRE Merger Sub was merged with and into LRE, with LRE continuing as the surviving entity and as Vanguard’s wholly owned subsidiary (the “LRE Merger”), and, at the same time, Vanguard acquired all of the limited liability company interests in LRE GP from the GP Sellers in exchange for common units representing limited liability company interests in Vanguard. Under the terms of the LRE Merger Agreement, each common unit representing interests in LRE (the “LRE common units”) was converted into the right to receive 0.550 newly issued Vanguard common units.
As consideration for the LRE Merger, Vanguard issued approximately 15.4 million Vanguard common units valued at $123.3 million based on the closing price per Vanguard common unit of $7.98 at October 5, 2015 and assumed $290.0 million in debt. The debt assumed was extinguished using borrowings under the Company’s Reserve-Based Credit Facility following the close of the LRE Merger. As consideration for the purchase of the limited liability company interests in LRE GP, Vanguard issued 12,320 Vanguard common units.

The LRE Merger was completed following approval, at a Special Meeting of LRE unitholders on October 5, 2015, of the LRE Merger Agreement and the LRE Merger by holders of a majority of the outstanding LRE Common Units.

On October 8, 2015, Vanguard completed the transactions contemplated by the Agreement and Plan of Merger, dated as of May 21, 2015 (the “Eagle Rock Merger Agreement”), by and among Vanguard, Talon Merger Sub, LLC, Vanguard’s wholly owned subsidiary (“Eagle Rock Merger Sub”), Eagle Rock Energy Partners, L.P. (“Eagle Rock”) and Eagle Rock Energy GP, L.P. (“Eagle Rock GP”). Pursuant to the terms of the Eagle Rock Merger Agreement, Eagle Rock Merger Sub was merged with and into Eagle Rock with Eagle Rock continuing as the surviving entity and as Vanguard’s wholly owned subsidiary (the “Eagle Rock Merger”).

Under the terms of the Eagle Rock Merger Agreement, each common unit representing limited partner interests in Eagle Rock (“Eagle Rock common unit”) was converted into the right to receive 0.185 newly issued Vanguard common units or, in the case of fractional Vanguard common units, cash (without interest and rounded up to the nearest whole cent).

As consideration for the Eagle Rock Merger, Vanguard issued approximately 27.7 million Vanguard common units valued at $258.3 million based on the closing price per Vanguard common unit of $9.31 at October 8, 2015 and assumed $156.6 million in debt. The Company extinguished $122.3 million of the debt assumed using borrowings under its Reserve-Based Credit Facility following the close of Eagle Rock Merger.

The Eagle Rock Merger was completed following (i) approval by holders of a majority of the outstanding Eagle Rock common units, at a Special Meeting of Eagle Rock unitholders on October 5, 2015, of the Eagle Rock Merger Agreement and the Eagle Rock Merger and (ii) approval by Vanguard unitholders, at Vanguard’s 2015 Annual Meeting of Unitholders, of the issuance of Vanguard common units to be issued as Eagle Rock Merger Consideration to the holders of Eagle Rock common units in connection with the Eagle Rock Merger.

The pro forma financial statements presented below have been prepared using the acquisition method of accounting for business combinations under U.S. GAAP. Under the acquisition method of accounting, the assets acquired and liabilities assumed from LRE and Eagle Rock were recorded as of the acquisition date at their respective fair values.

The historical financial information included in the columns entitled “Historical Vanguard” was derived from the audited financial statements included in Vanguard’s Annual Report on Form 10-K for the year ended December 31, 2015. The historical financial information included in the columns entitled “LRE” was derived from LRE’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015. The historical financial information included in the columns entitled “Eagle Rock” was derived from Eagle Rock’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015. The impact of the results of operations from October 1, 2015 to October 5, 2015, the close date of the LRE Merger, and from October 1, 2015 to October 8, 2015, the close date of the Eagle Rock Merger, were not considered material to require separate presentation on Vanguard’s unaudited pro forma combined statement of operations.

Vanguard’s unaudited pro forma combined statement of operations for the year ended December 31, 2015 has been presented based on Vanguard’s individual statement of operations, and reflect the pro forma operating results attributable to the LRE Merger and the Eagle Rock Merger, as if the LRE Merger, the Eagle Rock Merger and the related transactions had occurred on January 1, 2015.

The unaudited pro forma combined financial information presented includes adjustments to conform LRE’s and Eagle Rock’s accounting for oil and natural gas properties to the full cost method. Vanguard follows the full cost method of accounting for oil and natural gas properties while LRE and Eagle Rock followed the successful efforts method of accounting for oil and natural gas properties. Certain costs that are capitalized under the full cost method are expensed under the successful efforts method. These costs consist primarily of unsuccessful exploration drilling costs, geological and geophysical costs, delay rental on leases, abandonment costs and general and administrative expenses directly related to exploration and development activities. Under the successful efforts method of accounting, proved property acquisition costs are amortized on a unit-of-production basis over total proved reserves and costs of wells, related equipment and facilities are depreciated over the life of the proved developed reserves that will utilize those capitalized assets on a field-by-field basis. Under the full cost method of accounting, property acquisition costs, costs of wells, related equipment and facilities and future development costs are included in a single full cost pool, which is amortized on a unit-of-production basis over total proved reserves.

Pro forma data is based on currently available information and certain estimates and assumptions as explained in the notes to the unaudited pro forma combined financial statements. Pro forma data is not necessarily indicative of the financial results that would have been attained had the LRE Merger and the Eagle Rock Merger occurred on January 1, 2015. As actual adjustments may differ from the pro forma adjustments, the pro forma amounts presented should not be viewed as indicative of operations in future periods.

The unaudited pro forma combined financial information presented is based on assumptions that Vanguard believes are reasonable under the circumstances and are intended for informational purposes only. Actual results may differ from the estimates and assumptions used. The unaudited pro forma combined financial information presented is not necessarily indicative of the financial results that would have occurred if these transactions had taken place on the dates indicated, nor is it indicative of future consolidated results.

Unaudited Pro Forma Combined Statement of Operations
 For the Year Ended December 31, 2015

(in thousands, except per unit data)	Historical Vanguard	Historical LRE	Pro Forma adjustments (Note 2)		Historical Eagle Rock	Pro Forma adjustments (Note 2)		Vanguard/ LRE/Eagle Rock Pro Forma Combined

Revenues:
Oil sales	$164,111	$39,568	$—		$—	$52,791	(j)	$256,470
Natural gas sales	193,496	12,097	71	(a)	—	25,953	(j)	231,761
						144	(k)
NGLs sales	39,620	3,803	—		—	13,632	(j)	57,055
Natural gas, natural gas condensate and sulfur	—	—	—		92,376	(92,376)	(j)	—
Net gains on commodity derivative contracts	169,416	38,948	—		50,914	—		259,278
Other income		71	(71)	(a)	144	(144)	(k)	—
Total revenues	566,643	94,487	—		143,434	—		804,564
Costs and expenses:
Production:
Lease operating expenses	146,654	18,741	(281)	(c)	33,590	—		198,704
Production and other taxes	40,576	4,117	—		3,990	—		48,683
Depreciation, depletion, amortization, and accretion	247,119	27,589	(27,589)	(d)	47,426	(43,428)	(m)	293,289
			12,535	(d)		28,944	(m)
			1,198	(e)		(505)	(n)
Impairment of oil and natural gas properties	1,842,317	132,296	—		75,313	—		2,049,926
Goodwill impairment loss	71,425	—	—		—	—		71,425
Accretion expense	—	1,556	(1,556)	(e)	—	—		—
Loss on settlement of asset retirement obligations	—	125	(125)	(f)	—	—		—
Selling, general and administrative expenses	55,076	19,055	16	(b)	34,047	(412)	(o)	107,762
			(20)	(g)
Total costs and expenses	2,403,167	203,479	(15,822)		194,366	(15,401)		2,769,789
Income (loss) from operations	(1,836,524)	(108,992)	15,822		(50,932)	15,401		(1,965,225)
Other income (expense):
Interest expense	(87,573)	(9,150)	9,150	(h)	(6,477)	2,337	(p)	(99,542)
			(5,329)	(h)		(2,500)	(p)
Net losses on interest rate derivative contracts	153	(2,421)	—		(5,728)	—		(7,996)
Net gain on acquisition of oil and natural gas properties	40,533	—	—		—	(40,817)	(q)	(284)
Net income (loss) from short term investments	—	—	—		(5,754)	3,179	(l)	(2,575)

Other	237	—	—		3,207	(3,179)	(l)	265
Total other income (expense)	(46,650)	(11,571)	3,821		(14,752)	(40,980)		(110,132)
Income (loss) before taxes	(1,883,174)	(120,563)	19,643		(65,684)	(25,579)		(2,075,357)
Income tax benefit (expense)	—	(16)	16	(b)	2,489	—		2,489
Loss from continuing operations	(1,883,174)	(120,579)	19,659		(63,195)	(25,579)		(2,072,868)
Distributions to Preferred unitholders	(26,759)	—	—		—	—		(26,759)
Loss from continuing operations attributable to Common and Class B unitholders	$(1,909,933)	$(120,579)	$19,659		$(63,195)	$(25,579)		$(2,099,627)

Loss from continuing operations per Common and Class B unit
Basic and Diluted	$(19.80)							$(16.15)
Weighted average Common units outstanding
Common units – basic & diluted	96,048		11,724	(i)		21,800	(r)	129,572
Class B units – basic & diluted	420							420

See accompanying notes to consolidated financial statements

Notes to the Unaudited Pro Forma Combined Financial Statements

Note 1 Basis of Presentation

On October 5, 2015, Vanguard Natural Resources, LLC (“Vanguard” or the “Company”) completed the transactions contemplated by the Purchase Agreement and Plan of Merger, dated as of April 20, 2015 (the “LRE Merger Agreement”), by and among Vanguard, Lighthouse Merger Sub, LLC, Vanguard’s wholly owned subsidiary (“LRE Merger Sub”), Lime Rock Management LP (“LR Management”), Lime Rock Resources A, L.P. (“LRR A”), Lime Rock Resources B, L.P. (“LRR B”), Lime Rock Resources C, L.P. (“LRR C”), Lime Rock Resources II-A, L.P. (“LRR II-A”), Lime Rock Resources II-C, L.P. (“LRR II-C”), and, together with LRR A, LRR B, LRR C, LRR II-A and LR Management, the “GP Sellers”), LRR Energy, L.P. (“LRE”) and LRE GP, LLC (“LRE GP”), the general partner of LRE.
Pursuant to the terms of the LRE Merger Agreement, LRE Merger Sub was merged with and into LRE, with LRE continuing as the surviving entity and as Vanguard’s wholly owned subsidiary (the “LRE Merger”), and, at the same time, Vanguard acquired all of the limited liability company interests in LRE GP from the GP Sellers in exchange for common units representing limited liability company interests in Vanguard. Under the terms of the LRE Merger Agreement, each common unit representing interests in LRE (the “LRE common units”) was converted into the right to receive 0.550 newly issued Vanguard common units.
As consideration for the LRE Merger, Vanguard issued approximately 15.4 million Vanguard common units valued at $123.3 million based on the closing price per Vanguard common unit of $7.98 at October 5, 2015 and assumed $290.0 million in debt. The debt assumed was extinguished using borrowings under the Company’s Reserve-Based Credit Facility following the close of the LRE Merger. As consideration for the purchase of the limited liability company interests in LRE GP, Vanguard issued 12,320 Vanguard common units.

The LRE Merger was completed following approval, at a Special Meeting of LRE unitholders on October 5, 2015, of the LRE Merger Agreement and the LRE Merger by holders of a majority of the outstanding LRE Common Units.

On October 8, 2015, Vanguard completed the transactions contemplated by the Agreement and Plan of Merger, dated as of May 21, 2015 (the “Eagle Rock Merger Agreement”), by and among Vanguard, Talon Merger Sub, LLC, Vanguard’s wholly owned subsidiary (“Eagle Rock Merger Sub”), Eagle Rock Energy Partners, L.P. (“Eagle Rock”) and Eagle Rock Energy GP, L.P. (“Eagle Rock GP”). Pursuant to the terms of the Eagle Rock Merger Agreement, Eagle Rock Merger Sub was merged with and into Eagle Rock with Eagle Rock continuing as the surviving entity and as Vanguard’s wholly owned subsidiary (the “Eagle Rock Merger”).

Under the terms of the Eagle Rock Merger Agreement, each common unit representing limited partner interests in Eagle Rock (“Eagle Rock common unit”) was converted into the right to receive 0.185 newly issued Vanguard common units or, in the case of fractional Vanguard common units, cash (without interest and rounded up to the nearest whole cent).

As consideration for the Eagle Rock Merger, Vanguard issued approximately 27.7 million Vanguard common units valued at $258.3 million based on the closing price per Vanguard common unit of $9.31 at October 8, 2015 and assumed $156.6 million in debt. The Company extinguished $122.3 million of the debt assumed using borrowings under its Reserve-Based Credit Facility following the close of Eagle Rock Merger.

The Eagle Rock Merger was completed following (i) approval by holders of a majority of the outstanding Eagle Rock common units, at a Special Meeting of Eagle Rock unitholders on October 5, 2015, of the Eagle Rock Merger Agreement and the Eagle Rock Merger and (ii) approval by Vanguard unitholders, at Vanguard’s 2015 Annual Meeting of Unitholders, of the issuance of Vanguard common units to be issued as Eagle Rock Merger Consideration to the holders of Eagle Rock common units in connection with the Eagle Rock Merger.

The LRE Merger and the Eagle Rock Merger were accounted for in accordance with Accounting Standards Board’s Accounting Standards Codification Topic 805 - Business Combinations, which is referred to as FASB ASC 805. The pro forma financial statements presented above have been prepared using the acquisition method of accounting for business combinations under U.S. GAAP. Under the acquisition method of accounting, the assets acquired and liabilities assumed from LRE and Eagle Rock were recorded as of the acquisition date at their respective fair values.

The historical financial information included in the columns entitled “Historical Vanguard” was derived from the audited financial statements included in Vanguard’s Annual Report on Form 10-K for the year ended December 31, 2015. The historical financial information included in the columns entitled “LRE” was derived from LRE’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015. The historical financial information included in the columns entitled “Eagle Rock” was derived from Eagle Rock’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015. The impact of the results of operations from October 1, 2015 to October 5, 2015, the close date of the LRE Merger, and from October 1, 2015 to October 8, 2015, the close date of the Eagle Rock Merger, were not considered material to require separate presentation on Vanguard’s unaudited pro forma combined statement of operations.

Vanguard’s unaudited pro forma combined statements of operations for the year ended December 31, 2015 have been presented based on Vanguard’s individual statement of operations, and reflect the pro forma operating results attributable to the LRE Merger and the Eagle Rock Merger as if the LRE Merger and the Eagle Rock Merger and the related transactions had occurred on January 1, 2015.

The unaudited pro forma combined financial information presented includes adjustments to conform LRE’s and Eagle Rock’s accounting for oil and natural gas properties to the full cost method. Vanguard follows the full cost method of accounting for oil and natural gas properties while LRE and Eagle Rock followed the successful efforts method of accounting for oil and natural gas properties. Certain costs that are capitalized under the full cost method are expensed under the successful efforts method. These costs consist primarily of unsuccessful exploration drilling costs, geological and geophysical costs, delay rental on leases, abandonment costs and general and administrative expenses directly related to exploration and development activities. Under the successful efforts method of accounting, proved property acquisition costs are amortized on a unit-of-production basis over total proved reserves and costs of wells, related equipment and facilities are depreciated over the life of the proved developed reserves that will utilize those capitalized assets on a field-by-field basis. Under the full cost method of accounting, property acquisition costs, costs of wells, related equipment and facilities and future development costs are included in a single full cost pool, which is amortized on a unit-of-production basis over total proved reserves.

Pro forma data is based on currently available information and certain estimates and assumptions as explained in the notes to the unaudited pro forma combined financial statements. Pro forma data is not necessarily indicative of the financial results that would have been attained had the LRE Merger and the Eagle Rock Merger occurred on January 1, 2015. As actual adjustments may differ from the pro forma adjustments, the pro forma amounts presented should not be viewed as indicative of operations in future periods.

The unaudited pro forma combined financial information presented is based on assumptions that Vanguard believes are reasonable under the circumstances and are intended for informational purposes only. Actual results may differ from the estimates and assumptions used. The unaudited pro forma combined financial information presented is not necessarily indicative of the financial results that would have occurred if these transactions had taken place on the dates indicated, nor is it indicative of future consolidated results.

Note 2 Pro Forma Adjustments to the Unaudited Combined Statements of Operations

LRE Merger

Adjustments (a) − (b) to the unaudited pro forma combined statement of operations for the year ended December 31, 2015 include reclassifications required to conform LRE’s revenue and expense items to Vanguard’s presentation as follows:

(a)	Represents the reclassification of LRE’s other income sales to conform to Vanguard’s natural gas product sales presentation.

(b)	Represents the reclassification of LRE’s income tax expense to conform to Vanguard’s presentation.

Adjustments (c) − (i) to the unaudited pro forma combined statements of operations for the year ended December 31, 2015 are to reflect the merger with LRE and the conversion of LRE’s method of accounting for oil and natural gas properties from the successful efforts method of accounting to the full cost method of accounting.

(c)	Represents the capitalization of unsuccessful exploration costs, geological and geophysical costs and delay rentals attributable to the development of oil and natural gas properties in accordance with the full cost method of accounting for oil and natural gas properties.

(d)
Represents the change in depreciation, depletion and amortization primarily resulting from the pro forma calculation of the combined entity’s depletion expense under the full cost method of accounting for oil and natural gas properties.

(e)	Represents the change in accretion expense using Vanguard’s asset retirement obligations estimates.

(f)	Represents the adjustment to eliminate the loss on settlement of asset retirement obligations to conform to Vanguard’s full cost method of accounting for oil and natural gas properties.

(g)
Represents the elimination of certain general and administrative expenses resulting from LRE not being a separate public company after the completion of the Merger, including NYSE listing fees and SEC filing fees.

(h)
Represents the adjustment to interest expense arising from borrowings under Vanguard’s reserve-based credit facility used to terminate LRE’s credit agreement and term loan agreement and the extinguishment of the related debt outstanding. We eliminated the interest expense recorded by LRE and calculated pro forma interest expense based on the long-term debt assumed of $290.0 million and Vanguard’s variable interest rate as of October 5, 2015 of 2.45%. The effect on net income of a 1/8 percent variance in interest rates would be $0.7 million for the year ended December 31, 2015.

(i)
Represents the adjustment for the weighted average number of units from the issuance of approximately 15.4 million Vanguard common units under the terms of the Merger, which consists of 15.4 million common units issued to the former LRE unitholders and 12,320 common units issued to the former members of LRE GP, whereby LRE’s public unitholders received 0.550 Vanguard common units for each LRE common unit held at closing.

Eagle Rock Merger

Adjustments (j) − (l) to the unaudited pro forma combined statements of operations for the year ended December 31, 2015 include reclassifications required to conform Eagle Rock’s revenue and expense items to Vanguard’s presentation as follows:

(j)	Represents the reclassification of Eagle Rock’s natural gas, natural gas liquids, oil, condensate and sulfur revenues to conform to Vanguard’s oil sales, natural gas sales and NGLs sales presentation.

(k)	Represents the reclassification of Eagle Rock’s other income sales to conform to Vanguard’s natural gas product sales presentation.

(l)	Represents the reclassification of Eagle Rock’s income on short term investments to conform to Vanguard’s presentation.

Adjustments (m) − (r) to the unaudited pro forma combined statements of operations for the year ended December 31, 2015 are to reflect the merger with Eagle Rock.

(m)
Represents the change in depreciation, depletion and amortization primarily resulting from the pro forma calculation of the combined entity’s depletion expense under the full cost method of accounting for oil and natural gas properties.

(n)	Represents the change in accretion expense using Vanguard’s asset retirement obligations estimates.

(o)
Represents the elimination of certain general and administrative expenses resulting from Eagle Rock not being a separate public company after the completion of the Merger, including NASDAQ listing fees and SEC filing fees.

(p)
Represents the adjustment to interest expense arising from borrowings under Vanguard’s reserve-based credit facility used to terminate Eagle Rock’s credit agreement and term loan agreement and the extinguishment of the related debt outstanding. Interest expense recorded by Eagle Rock included interest for its senior notes and revolving credit facility. We eliminated the interest expense recorded by Eagle Rock related to the revolving credit facility only and calculated pro forma interest expense. We applied Vanguard’s monthly variable interest rate, which ranged from 2.18% to 2.45% in 2015, to Eagle Rock’s monthly outstanding balance to calculate the pro forma interest expense adjustment. The effect on net income of a 1/8 percent variance in interest rates would be $0.3 million for the year ended December 31, 2015.

(q)	Represents the elimination of nonrecurring bargain purchase gain recognized in the Eagle Rock Merger.

(r)
Represents the adjustment for the weighted average number of units from the issuance of approximately 27.7 million Vanguard common units under the terms of the Eagle Rock merger, whereby Eagle Rock’s public unitholders received 0.185 Vanguard common units for each Eagle Rock common unit held at closing. Since the combined results of operations after giving effect to the merger and the Eagle Rock merger results in a net loss, 0.16 million Vanguard phantom units were excluded from the calculation of pro forma diluted earnings per unit due to their anti-dilutive effect.

Note 3 Supplemental Oil and Gas Information (Unaudited)

The following tables set forth summary pro forma information with respect to Vanguard’s pro forma combined estimated net proved and proved developed natural gas, oil and natural gas liquids reserves for the year ended December 31, 2015. The pro forma information for the year ended December 31, 2015 gives effect to the LRE Merger and the Eagle Rock Merger as if they occurred on January 1, 2015. Future exploration, exploitation and development expenditures, as well as future commodity prices and service costs, will affect the reserve volumes attributable to the acquired properties and the standardized measure of discounted future net cash flows.

Estimated changes in the quantities of natural gas, oil and natural gas liquids reserves for the year ended December 31, 2015 are as follows:

	Natural Gas (in MMcf)
	Vanguard Historical	LRE Historical	Eagle Rock Historical	Pro Forma Adjustments(a)	Vanguard/Pro forma Combined
Net proved reserves
January 1, 2015	1,475,867	96,725	169,093	—	1,741,685
Revisions of previous estimates	(133,234)	(28,318)	48,542	—	(113,010)
Extensions, discoveries and other	46,664	—	—	—	46,664
Purchases of reserves	271,504	—	—	(271,504)	—
Production	(106,615)	(6,047)	(13,180)	4,689	(121,153)
December 31, 2015	1,554,186	62,360	204,455	(266,815)	1,554,186

	Oil (in MBbls)
	Vanguard Historical	LRE Historical	Eagle Rock Historical	Pro Forma Adjustments(a)	Vanguard/Pro forma Combined
Net proved reserves
January 1, 2015	50,049	13,106	11,017	—	74,172
Revisions of previous estimates	(4,208)	(4,205)	3,841	—	(4,572)
Extensions, discoveries and other	640	—	—	—	640
Purchases of reserves	21,826	—	—	(21,826)	—
Sales of reserves in place	(225)	—	—	—	(225)
Production	(4,008)	(1,100)	(1,468)	635	(5,941)
December 31, 2015	64,074	7,801	13,390	(21,191)	64,074

	Natural Gas Liquids (in MBbls)
	Vanguard Historical	LRE Historical	Eagle Rock Historical	Pro Forma Adjustments(a)	Vanguard/Pro forma Combined
Net proved reserves
January 1, 2015	42,529	4,618	13,834	—	60,981
Revisions of previous estimates	(2,151)	(1,473)	5,116	—	1,492
Extensions, discoveries and other	659	—	—	—	659
Purchases of reserves	20,836	—	—	(20,836)	—
Production	(3,489)	(325)	(1,321)	387	(4,748)
December 31, 2015	58,384	2,820	17,629	(20,449)	58,384

(a) To adjust the amount of purchases of reserves representing the LRE Merger and the Eagle Rock Merger during 2015 included in Vanguard’s historical information. The pro forma effect of each acquisition is presented separately in the table above.

Estimated quantities of natural gas, oil and natural gas liquids reserves as of December 31, 2015 are as follows:

Vanguard Historical(a)
Estimated proved reserves:
Natural Gas (MMcf)	1,554,186
Oil (MBbls)	64,074
Natural Gas Liquids (MBbls)	58,384
MMcfe	2,288,934

Estimated proved developed reserves:
Natural Gas (MMcf)	1,069,942
Oil (MBbls)	54,945
Natural Gas Liquids (MBbls)	42,140
MMcfe	1,652,452

(a)	Includes Vanguard’s, the LRE Merger’s and the Eagle Rock Merger’s estimated net proved and proved developed oil, natural gas and natural gas liquids reserves as of December 31, 2015.

The standardized measure of discounted future net cash flows relating to the combined proved oil, natural gas and natural gas liquids reserves at December 31, 2015 is as follows (in thousands):

Vanguard Historical(a)
Future cash inflows	$7,500,445
Future production costs	(3,105,260)
Future development costs	(664,254)
Future net cash flows	3,730,931
10% annual discount for estimated timing of cash flows	(2,008,434)
Standard measure of discounted future cash flows	$1,722,497

(a) The historical standardized measure includes Vanguard, the LRE Merger and the Eagle Rock Merger.

For the December 31, 2015 calculations in the preceding table, estimated future cash inflows from estimated future production of proved reserves were computed using the average oil and natural gas price based upon the 12-month average price of $50.20 per barrel of crude oil and $2.62 per MMBtu for natural gas for Vanguard Historical, adjusted for quality, transportation fees and a regional price differential, and the volume-weighted average price of $16.14 per barrel of natural gas liquids for Vanguard Historical. The natural gas liquids prices were calculated using the differentials for each property to West Texas Intermediate reference price of $50.20 Vanguard Historical. Vanguard may receive amounts different than the standardize measure of discounted cash flow for a number of reasons, including price changes and the effects of Vanguard’s hedging activities.

The following are the principal sources of change in the combined standardized measure of discounted future net cash flows on a pro forma basis for the year ended December 31, 2015 (in thousands):

	Vanguard Historical	LRE Historical	Eagle Rock Historical	Pro Forma Adjustments(a)	Vanguard Pro forma Combined(b)
Sales and transfers, net of production costs	$(209,997)	$(38,639)	$(69,831)	$21,141	$(297,326)
Net changes in prices and production costs	(1,724,757)	(235,874)	(268,172)	—	(2,228,803)
Extensions discoveries and improved recovery, less related costs	17,039	—	—	—	17,039
Changes in estimated future development costs	278,883	19,821	(11,823)	—	286,881
Previously estimated development costs incurred during the period	63,624	23,112	76,252	—	162,988
Revision of previous quantity estimates	(141,045)	(80,444)	145,458	—	(76,031)
Accretion of discount	297,573	44,167	59,424	—	401,164
Purchases of reserves in place	526,245	—	—	(526,245)	—
Sales of reserves	(4,468)	—	—	—	(4,468)
Change in production rates, timing and other	(356,327)	(31,962)	(162,296)	—	(550,585)
Net change in standardized measure	(1,253,230)	(299,819)	(230,988)	(505,104)	(2,289,141)
Standardized measure, January 1, 2015	2,975,727	441,671	594,240	—	4,011,638
Standardized measure, December 31, 2015	$1,722,497	$141,852	$363,252	$(505,104)	$1,722,497

(a)
To adjust the amount of purchases of reserves representing the LRE Merger and the Eagle Rock Merger during 2015 included in Vanguard’s historical information. The pro forma effect of each acquisition is presented separately in the table above.

(b)	The pro forma standardized measure includes Vanguard, the LRE Merger and the Eagle Rock Merger.